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                                                                    EXHIBIT 23.1
                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46417 and 333-61161) of Landmark Systems Corporation of our report dated February 21, 2001, relating to the consolidated financial statements and financial statements schedule which appears in Landmark Systems Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Selected Financial Data" which appears in this Form 10-K.

PricewaterhouseCoopers LLC

McLean, Virginia
March 28, 2001